Exhibit 10.10

U.S. TRADEMARK ASSIGNMENT

This U.S. Trademark Assignment (this “Assignment”) is effective as of February 12, 2020, by and between CRAIG JALBERT, as Assignee of DAI Holding, LLC pursuant to that certain Trust Agreement and Assignment for the Benefit of Creditors (the “Assignor”) and TA Outfitters, LLC, an Ohio limited liability company (“Assignee”) with a principal place of business at 5345 Creek Road, Blue Ash, OH 45242.

WHEREAS, Assignor owns the United States trademark and service mark applications and registrations identified in the attached Schedule A (collectively referred to as the “Trademarks”);

WHEREAS, pursuant to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, by and among Assignor and Assignee, Assignor has assigned to Assignee all rights, title, and interests in and to the Trademarks, and the parties hereto wish to record such assignment; and

WHEREAS, pursuant to the Purchase Agreement, Assignee is the successor to the business of Assignor to which the Trademarks pertain, which business is ongoing and existing;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment. Assignor hereby sells, assigns, and transfers to Assignee, its successors and assigns, all of Assignor’s worldwide rights, title, and interests in and to the Trademarks, including, without limitation, (a) all registrations and applications of the Trademarks, (b) all common law rights in and to the Trademarks, (c) the goodwill of the business symbolized by and associated with the Trademarks, and (d) any and all legal actions and rights and remedies at law or in equity for past, present, or future infringements, misappropriations, or other violations of the Trademarks, including, without limitation, the right to sue for, collect, and retain all damages, profits, proceeds, and all other remedies associated therewith.

2. Recordation. Assignor hereby authorizes and requests the United States Patent and Trademark Office to record Assignee as the assignee and owner of any and all of Assignor’s rights in the Trademarks.

3. Successors and Assigns. This Assignment will be binding upon and enforceable against Assignor and its respective successors and permitted assigns and will inure to the benefit of and be enforceable by Assignee and its successors and permitted assigns.

4. No Third-Party Beneficiary. There are no intended third party beneficiaries to this Agreement.

5. Governing Law. This Assignment will be governed by and construed in accordance with the domestic laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts.

6. Severability. Any term or provision of this Assignment that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. It is understood that any finding of invalidity of one assignment as effected hereby will not affect the assignment of other Trademarks.

7. Counterparts. This Assignment may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. An executed signature page of this Assignment delivered by facsimile or PDF transmission will be as effective as an original executed signature page.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this U.S. Trademark Assignment as of the date first written above.

CRAIG JALBERT, AS ASSIGNEE OF DAI HOLDING, LLC

By:	/s/ Craig Jalbert
Name:	Craig Jalbert
Title:	Assignee

Commonwealth of Massachusetts

County of

On the          day of February 2020, before me, personally appeared Craig Jalbert, Assignee of DAI Holding, LLC, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Accepted by:

TA Outfitters, LLC

By:	/s/ Arnold Cohen
Name:	Arnold Cohen
Title:	Manager

[Signature Page to U.S. Trademark Assignment]

Schedule A

U.S. Trademarks

Territory Ahead United States Registered and Pending Marks

SERIAL/CASE NO.	REG. NO.	MARK	GOODS / SERVICES
	2128829	Miscellaneous Design (Compass World)

Class 16 (CANCELLED):

[ catalogs in the fields of wearing apparel, luggage and personal accessories ].

Class 35: retail store and mail order services in the fields of wearing apparel,

luggage and personal accessories.

	1636156	Miscellaneous Design (COMPASS WORLD)

Class 18: [ MEN’S ] [ PERSONAL DRAWSTRING POUCHES, ][ BRIEFCASES, AND TOILETRY CASES SOLD EMPTY ].

Class 25: CLOTHING, NAMELY, PANTS, KNIT TOPS, WOVEN SHIRTS, SWEATERS, JACKETS, BOXER SHORTS, SOCKS, TIES, SCARVES, BELTS, AND GLOVES.

	1636913	THE TERRITORY AHEAD	Class 18: MEN’S [ PERSONAL DRAWSTRING POUCHES, ] BRIEFCASES AND TOILETRY CASES SOLD EMPTY. Class 25: CLOTHING, NAMELY, PANTS, KNIT TOPS, SHIRTS, SWEATERS, JACKETS, BOXER SHORTS, SOCKS, TIES, SCARVES,

BELTS, AND GLOVES.

	2132340	THE TERRITORY AHEAD (Typed Drawing)

Class 16 (CANCELLED):

[ catalogs in the fields of wearing apparel, luggage and personal accessories ].

Class 35: retail store and mail order services in the fields of wearing apparel, luggage and personal accessories.